UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2022

Global WholeHealth Partners Corporation

(Exact name of registrant as specified in its charter)

000-56035	46-2316220
(Commission File Number)	(IRS Employer Identification Number)

15 Crooked Stick Drive Newport Beach, California	92660
(Address of Principal Executive Offices)	(Zip Code)

(714) 392-9752

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 17, 2022, Global WholeHealth Partners Corporation (the “Company”) filed its Annual Report on Form 10-K for the period ended June 30, 2022 (the “10-K”).

The 10-K included the report (the “Draft Report”) of the Company’s Independent Registered Public Accounting Firm, BF Borgers CPA PC (“Borgers CPA”), on the financial statements of the Company for the years ended June 30, 2022 and 2021, appearing in the 10-K.

On October 18, 2022, Borgers CPA notified (the “Notification”) the Company that the Draft Report had been included in the 10-K without the prior consent of Borgers CPA and that the 10-K had been filed prior to the final approval of Borgers CPA. Management held discussions with Borgers CPA about these matters and the Company’s Board of Directors was advised of such discussions.

In light of the existing circumstances, including the Company’s having received the Notification from Borgers CPA, on November 5, 2022, the Company’s Board of Directors determined that the financial statements for the years ended June 30, 2022 and 2021, including the Draft Report, included in the 10-K should no longer be relied upon.

The Company will, upon receipt of Borgers CPA’s final report (the “Definitive Report”) on the Company’s financial statements for the years ended June 30, 2022 and 2021, file an amended Annual Report on Form 10-K (the “Amended 10-K”) that includes the Definitive Report on the Company’s financial statements for the years ended June 30 2022 and 2021. The Company will file the Amended 10-K as soon as is practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

GLOBAL WHOLEHEALTH PARTNERS CORPORATION

Dated: November 7, 2022.	By:	/s/ F. Rene Alvarez, Jr.
F. Rene Alvarez, Jr.
President

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